EXHIBIT 10.29

MODIFICATION AGREEMENT
(LONG FORM)

Loan Number    Date: December 19, 2014

This Modification Agreement (Long Form) ("Agreement") is made as of the above date by and between SANMINA CORPORATION, a Delaware corporation (formerly known as Sanmina-SCI Corporation, a Delaware corporation) as "Borrower" and "Trustor" and MUFG Union Bank, N.A., formerly known as Union Bank, N.A. ("Bank"), with reference to the following facts:

RECITALS:

A.    Pursuant to a Loan Agreement dated July 19, 2012 between Bank as lender and Borrower (the “Loan Agreement”), Bank made a loan to Borrower (the "Loan") evidenced by a promissory note in the principal amount of Forty Million and No/one-hundredths Dollars ($40,000,000.00), dated July 19, 2012 (the "Note").

B.    The Note is secured by a deed of trust recorded on July 19, 2012 (the "Deed of Trust") as Instrument No. 2012-21755730 in the Official Records of the County of Santa Clara, State of California ("Official Records").

C.    The Loan Agreement, the Note, the Deed of Trust and any other documents executed in connection with the Loan are collectively referred to as the "Loan Documents."

D.    It is the desire of the parties hereto to modify and amend the Loan Documents.

1.    AMENDMENTS TO THE LOAN AGREEMENT.

1.1    Definitions.

Effective as of the “Effective Date” (defined below), the following definitions contained in Section 1 of the Loan Agreement are added or amended, as applicable:

“Applicable Margin” means, (a) with respect to Prime Rate Loans, three-quarters of one percent (.75% or 75 basis points) and (b) with respect to Libor Rate Loans, one and three-quarters percent (1.75% or 175 basis points).

“Covenant Trigger Event” is defined in Section 1.3 of this Agreement.

“Effective Date” means the date the Memorandum of Modification is recorded in the Official Records.

“Memorandum of Modification” is the memorandum in the form attached as Exhibit “A” hereto.

“Rating Agency” shall mean any of S&P, Moody’s, and Fitch, Inc., and any other nationally-recognized statistical rating agency which has been designated by Bank (collectively, “Rating Agencies”).

1.2    Extension of Maturity Date. The due date of final payment of all principal and interest under the Note is extended to December 19, 2017. Section 2(h)(1) of the Loan Agreement is amended to read in its entirety as follows:

“Final Payment; Maturity Date; Prepayments; Other Payments.

(1)    Borrower shall make payment in full of the Loan, plus all accrued and unpaid interest thereon, on the earlier to occur of (A) December 19, 2017, as such date may be extended at Borrower’s option for a maximum of two (2) successive periods of one (1) year each, each such option exercisable no earlier than one hundred twenty (120) days prior to the then-existing Maturity Date upon at least thirty (30) days prior written notice to Bank and in each case subject to Bank’s prior written consent in its sole discretion (the “Maturity Date”) or (B) the date the Obligations may otherwise become due and payable hereunder.”

1.3    Financial Covenant. Section 7 of the Loan Agreement is amended to read in its entirety as follows:

“7.    Financial Covenant. So long as this Agreement shall be in effect and any obligations under this Agreement or the Loan (other than contingent obligations not then due) shall remain outstanding, Borrower shall maintain a Fixed Charge Coverage Ratio of at least 1.25:1.00 for the period beginning on the date of the occurrence and continuing during the continuance of either of the following events (each, a “Covenant Trigger Event”):

(a)    Borrower’s rating by S&P or Moody’s (or, if those Rating Agencies do not then rate Borrower, another Rating Agency as reasonably determined by Bank) is downgraded from Borrower’s rating as of the date hereof of BB/Ba3; or

(b)    a Trigger Period (as defined in the ABL Credit Agreement) has occurred and continues to be in effect.”

1.4    Definitions of Loan Documents. Each reference in the Loan Documents to any of the Loan Documents shall be a reference to such document as modified herein.

2.    MODIFICATION CLOSING CONDITIONS.

2.1    Closing Payments. Contemporaneously with the execution and delivery of this Agreement, and as a condition to recording the Memorandum of Modification, Borrower shall have paid the following amounts to Lender: (i) all accrued and unpaid interest under the Loan, if any, as of the date hereof; (ii) all the internal and external costs and expenses incurred by Lender in connection with this Agreement (including, without limitation, attorneys’, appraisal, appraisal review, processing, title, filing, and recording costs, expenses, and fees); and (iii) Lender’s modification fee of $72,000.

2.2    Title Endorsement. Contemporaneously with the execution and delivery of this Agreement, and as a condition of the modification described herein, Borrower shall have caused to be delivered to Lender at Borrower’s sole cost and expense, a CLTA form 110.5 (modification) endorsement to the title insurance policy insuring the lien of the Deed of Trust. Such endorsement shall assure the continuing priority of the Deed of Trust as modified by the modification of the Loan Documents herein and is subject only to the exceptions in Schedule B, Part I, of such policy and such additional exceptions, if any, as Lender shall have expressly approved, in its sole discretion.

3.    RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.

The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

4.    BORROWER REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants to Lender:

4.1    No Default. No Default or Event of Default has occurred and is continuing.

4.2    Ability to Perform. Borrower has not permitted or suffered any transfer, forfeiture or loss of any material asset and has not incurred or suffered any material additional liability that, in either case, would materially and adversely affect Borrower’s ability to perform its obligations under the Loan Documents and that was not previously disclosed to Lender.

4.3    Reaffirmation. Each and all representations and warranties of Borrower contained in the Loan Agreement, the Deed of Trust, and each of the other Loan Documents are accurate in all material respects on the date hereof (provided that representation 4(s) no longer applies because the Senior Subordinated Indenture is no longer in effect, all obligations issued thereunder having been paid in full).

4.4    No Defense. Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents as modified herein.

4.5    Enforceable Obligations. The Loan Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

4.6    Validly Existing. Borrower is validly existing under the laws of the State of Delaware, is in good standing in the State of California, and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents as modified herein. The execution and delivery of this Agreement and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.

5.    BORROWER COVENANTS. Borrower covenants with Lender that Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Agreement.

6.    EXECUTION AND DELIVERY OF AGREEMENT AND OTHER DOCUMENTS.

Lender shall not be bound by this Agreement until (i) Lender has executed and delivered this Agreement and the Memorandum of Modification, (ii) Borrower has executed and delivered this Agreement and the Memorandum of Modification, in form suitable for recording in the Official Records, and performed all of the obligations of Borrower under this Agreement to be performed contemporaneously with the execution and delivery of this Agreement, (iii) Borrower has caused to be delivered to Lender such other documents, as Lender requires, duly executed by Borrower and other parties, and (iv) Borrower has paid the closing payments described in Section 2.1 above.

7.    INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

The Loan Documents as modified herein contain the complete understanding and agreement of Borrower and Lender in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.

8.    BINDING EFFECT.

The Loan Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective successors and assigns and the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries of Borrower, provided, however, Borrower may not assign any of its right or delegate any of its obligation under the Loan Documents and any purported assignment or delegation shall be void.

9.    CHOICE OF LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of law principles.

10.    COUNTERPART EXECUTION.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BORROWER:

SANMINA CORPORATION,
a Delaware corporation, (formerly known as
Sanmina-SCI Corporation, a Delaware corporation)

By:     _/s/ Robert K. Eulau__
Name: Robert K. Eulau
Title:     Executive Vice President and CFO

BANK:

MUFG UNION BANK, N.A., formerly known as Union Bank, N.A.

By: /s/ Aileen Supana Throne
Name: Aileen Supana Throne
Title:      Director